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                                                                                     EXHIBIT 12


                    MERRILL LYNCH PREFERRED CAPITAL TRUST III
                    MERRILL LYNCH PREFERRED FUNDING III, L.P.
                      COMPUTATION OF RATIOS OF EARNINGS TO
          COMBINED FIXED CHARGES AND PREFERRED SECURITIES DISTRIBUTIONS
                             (dollars in thousands)



                              FOR THE THREE MONTHS ENDED          FOR THE THREE MONTHS ENDED
                                 September 30, 2005                  September 24, 2004
                           ---------------------------------  ---------------------------------
                              MERRILL LYNCH    MERRILL LYNCH     MERRILL LYNCH    MERRILL LYNCH
                                 PREFERRED       PREFERRED          PREFERRED       PREFERRED
                           CAPITAL TRUST III FUNDING III,L.P. CAPITAL TRUST III FUNDING III,L.P.
                           ----------------- ---------------  ----------------- ---------------


Earnings                       $ 13,531           $ 15,831        $ 13,531           $ 15,791
                               ========           ========        ========           ========


Fixed charges                  $      -           $      -        $      -           $      -

Preferred securities
 distribution
 requirements                    13,125             13,531          13,125             13,531
                               --------           --------        --------           --------

Total combined fixed
 charges and preferred
 securities distribution
 requirments                   $ 13,125           $ 13,531        $ 13,125           $ 13,531
                               ========           ========        ========           ========

Ratio of earnings to
 combined fixed charges
 and preferred securities
 distribution requirements         1.03               1.17            1.03               1.17


                              FOR THE NINE MONTHS ENDED          FOR THE NINE MONTHS ENDED
                                 September 30, 2005                 September 24, 2004
                           ---------------------------------  ---------------------------------
                              MERRILL LYNCH    MERRILL LYNCH     MERRILL LYNCH    MERRILL LYNCH
                                 PREFERRED       PREFERRED          PREFERRED       PREFERRED
                           CAPITAL TRUST III FUNDING III,L.P. CAPITAL TRUST III FUNDING III,L.P.
                           ----------------- ---------------  ----------------- ---------------
Earnings                       $ 40,593           $ 47,464        $ 40,593           $ 47,364
                               ========           ========        ========           ========


Fixed charges                  $      -           $      -        $      -           $      -

Preferred securities
 distribution
 requirements                    39,375             40,593          39,375             40,593
                               --------           --------        --------           --------

Total combined fixed
 charges and preferred
 securities distribution
 requirments                   $ 39,375           $ 40,593        $ 39,375           $ 40,593
                               ========           ========        ========           ========

Ratio of earnings to
 combined fixed charges
 and preferred securities
 distribution requirements         1.03               1.17            1.03               1.17



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